Exhibit 10.23

FOURTH AMENDED AND RESTATED

PANAMSAT HOLDING CORPORATION AND SUBSIDIARIES

Long-Term Stock Incentive Plan

Established in 1997

(effective as of October 14, 2004)

This Fourth Amended and Restated PanAmSat Holding Corporation and Subsidiaries Long-Term Stock Incentive Plan Established in 1997, initially adopted by the stockholders of PanAmSat Corporation on May 4, 1998, is hereby assumed on October 14, 2004 by PanAmSat Holding Corporation, and amended and restated as follows:

ARTICLE I

General

1.01.       Purpose.

The purposes of this Fourth Amended and Restated PanAmSat Holding Corporation and Subsidiaries Long-Term Stock Incentive Plan Established in 1997 (the “Plan”) are to:  (1) closely associate the interests of the employees, directors and independent contractors of PanAmSat Holding Corporation (“Holdco”) and its subsidiaries (collectively referred to as the “Company”) with the shareholders by reinforcing the relationship between participants’ rewards and shareholder gains; (2) provide employees, directors, leased employees and independent contractors with an equity ownership in Holdco commensurate with the Company’s performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

1.02.       Definitions.

For purpose of this Plan the following definitions shall apply:

(a)           “Cause” means:  (1) the intentional and continuing refusal of a Recipient to perform the duties or services for which the Recipient is compensated by the Company, (2) the Recipient is convicted of, pleads guilty to, or pleads no contest to, any criminal offense which, in the good faith determination of the Committee, will result, or has resulted, in material pecuniary harm to the Company or material harm to the reputation of the Company or (3) the Recipient engages in an illegal or fraudulent act or acts which, in the good faith determination of the Committee, will result or has resulted, in material pecuniary harm to the Company or material harm to the reputation of the Company.

(b)           “Disability” means any time during which the Recipient is unable substantially to discharge the responsibilities for which he is employed or, if not an employee, to render the services for which the individual receives compensation from the Company by reason of physical illness or incapacity, whether arising out of sickness, accident or otherwise, and must be evidenced by written determination of a qualified medical doctor acceptable to the Company and the Award Recipient (or in the event of the Recipient’s incapacity to designate a doctor, the Recipient’s legal representative), which determination shall specify the date on which the Disability commenced and that it has continued uninterrupted for at least 180 days.

(c)           “Fair Market Value” as of any date and in respect of any share of Common Stock means the last trading price on such date or on the next business day, if such date is not a business day, of a share of Common Stock as reported by NASDAQ or the principal national securities exchange on which such shares are listed or admitted to trading provided that, if shares of Common Stock shall not have been traded on the NASDAQ or another principal national exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate.  In no event shall the fair market value of any share of Common Stock be less than its par value.

(d)           “Option” means a Nonqualified Stock Option or Incentive Stock Option.

(e)           “Option Price” means the purchase price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option or Incentive Stock Option.

(f)            “Recipient” means any individual described in Section 1.04 hereof who has been granted an Award under the Plan.

(g)           “Retirement” means (i) a termination of employment or service by a Recipient on or following his attainment of age 62 or (ii) in the case of a Recipient who is a non-employee, a termination of services that is designated a retirement by the Committee.

(h)           “Award” means an award under the Plan of a Nonqualified Stock Option or Incentive Stock Option.

1.03.       Administration.

(a)           The Plan shall be administered by a committee of the Board of Directors of Holdco (the “Committee”) consisting of at least two persons.  From and after the date (the “Registration Date”) that Holdco has a class of equity securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “Act”), each such person shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)           Subject to the terms of the Plan, including, without limitation, Section 1.07 hereof, the Committee shall have the authority in its sole discretion and from time to time to:

(i)            designate the employees or classes of employees and other service providers, including directors and independent contractors to participate in the Plan from among the class(es) specified in 1.04;

(ii)           grant Awards provided for in the Plan in such form and amount as the Committee shall determine;

(iii)          impose, modify or amend any such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

(iv)          interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan; and

(v)           delegate to individuals or entities such duties in the administration of the Plan as the Committee deems appropriate, except (x) with respect to the matters which under Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e) are required to be determined or established by the Committee to qualify Awards under the Plan as qualified performance-based compensation and (y) with regard to Awards to Insiders, as defined in Section 1.07(a) hereof, and any other aspect relating to such Awards.

(c)           No member of the Committee or the Board of Directors of Holdco shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties.  Holdco hereby agrees to indemnify each member of the Committee and the Board of Directors of Holdco for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

1.04.       Eligibility for Participation.

Participants in the Plan shall be selected by the Committee from among the executive officers, other employees, directors, leased employees and independent contractors of the Company who have the capability of making a substantial contribution to the success of the Company.  In making this selection and in determining the form and amount of Awards, the Committee may consider any factors it deems relevant, including without limitation the individual’s functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability and sound growth.

1.05.       [Intentionally Omitted].

1.06.       Aggregate Limitation on Awards.

(a)           Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of common stock of Holdco, par value of $.01 per share (“Common Stock”).  The maximum number of shares of Common Stock which may be issued under the Plan shall be 1,157,700.54 shares.  The maximum number of shares of Common Stock which may be issued to any Recipient under the Plan shall be 2,000,000.

(b)           Any shares of Common Stock subject to a Nonqualified Stock Option or Incentive Stock Option which for any reason is terminated, unexercised or expires shall again be available for issuance under the Plan.

(c)           During the period that any Awards remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such Awards for purposes of calculating the maximum number of shares of Common Stock available for the granting of future Awards under the Plan.

1.07.       Special Limitations Applicable to Certain Awards.

(a)           Awards to Section 16 Recipients: Notwithstanding any other provision of this Plan to the contrary, no Award granted under this Plan to a person who is subject to Section 16 of the Act (an “Insider”) shall vest or be exercisable earlier than the day after the expiration of six (6) months from its date of grant.

(b)           Awards to Non-Employee Directors:  Notwithstanding any other provision of this Plan to the contrary, no Award may be granted to a director who is not an employee of the Company unless such Award is granted by Holdco’s full Board of Directors.

1.08.                     [Intentionally Omitted].

1.09.       Effective Date and Term of Plan.

(a)           The Plan became effective on May 5, 1997, the date it was originally adopted by the Committee.  The Fourth Amended and Restated Plan became effective on October 14, 2004.

(b)           No Award shall be made under the Plan after the tenth anniversary of the effective date of the Plan described in (a) above; provided, however, that the Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

ARTICLE II

Nonqualified Stock Options

2.01.       Award of Nonqualified Stock Options.

The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares of Common Stock the number of shares of Common Stock (“Nonqualified Stock Options”) allotted by the Committee.  The date a Nonqualified Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02.       Nonqualified Stock Option Agreements.

The grant of a Nonqualified Stock Option shall be pursuant to a written Nonqualified Stock Option Agreement, executed by Holdco and identifying the holder of a Nonqualified Stock Option (the “optionee”), in such form as the Committee may from time to time determine.

2.03.       Nonqualified Stock Option Price.

The Option Price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Nonqualified Stock Option is granted.

2.04.       Manner of Payment.

Each Nonqualified Stock Option Agreement shall set forth the procedure governing the exercise of the Nonqualified Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to Holdco, in full, the Option price for such shares and the applicable withholding taxes with (a) cash, (b) previously owned Common Stock or (c) a combination of cash and previously owned Common Stock.  In addition, each Nonqualified Stock Option Agreement shall permit the optionee to pay the Option Price and any related withholding taxes through a cashless exercise program established by Holdco or the Committee with a broker.

2.05.       Manner of Delivery and Optionee Rights.

As soon as practicable after receipt of payment and applicable withholding taxes in connection with the exercise of a Nonqualified Stock Option, Holdco shall deliver to the optionee a certificate or certificates for shares of Common Stock.  The optionee shall become a shareholder of Holdco with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

ARTICLE III

Incentive Stock Options

3.01.       Award of Incentive Stock Options.

The Committee may from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Plan participant who is an employee meeting the requirements of Section 422 of the Internal Revenue Code one or more Incentive Stock Options (intended to qualify as such under the provisions of Section 422 of the Code (“Incentive Stock Options”)) to purchase for cash or shares of Common Stock the number of shares of Common Stock allotted by the Committee.  The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

3.02.       Incentive Stock Option Agreements.

The grant of an Incentive Stock Option shall be pursuant to a written Incentive Stock Option Agreement, executed by Holdco and identifying the holder of an Incentive Stock Option (the “optionee”), in such form as the Committee may from time to time determine.

3.03.       Incentive Stock Option Price.

The Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% (110% in the case of 10% shareholder, as provided by Section 422(b)(6) of the Code (a “Ten Percent Stockholder”)) of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.

3.04.       Maximum Amount of Incentive Stock Option Grant.

To the extent that the aggregate Fair Market Value (determined on the date the Option is granted) of Common Stock subject to an Incentive Stock Option granted to an optionee by the Committee (or by Holdco or any of its parent or subsidiary corporations under any other plans) which are exercisable for the first time during any calendar year exceeds $100,000, the portion of the Incentive Stock Option exceeding this $100,000 limitation shall be treated as a Nonqualified Stock Option.

3.05.       Applicability of Stock Options Sections.

Sections 2.04, Manner of Payment; 2.05, Manner of Delivery and Optionee Rights; and 2.06, Effect of Exercise, applicable to Nonqualified Stock Options, shall apply mutatis mutandis to Incentive Stock Options.  Said Sections are incorporated by reference in this Article III as if fully set forth herein and as if the word “Incentive” were substituted for the word “Nonqualified.”

ARTICLE IV

[Intentionally Omitted]

ARTICLE V

Miscellaneous

5.01.       General Restriction.

Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, the Committee may elect, in its sole discretion, not to consummate the Award in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.02.       Non-Assignability.

No Award under the Plan shall be assignable or transferable by the Recipient thereof, except by will or by the laws of descent and distribution, unless the Committee shall elect to permit such an assignment or transfer in its sole discretion.  During the life of the Recipient, such Award shall be exercisable only by such person or by such person’s guardian or legal representative.

5.03.       Withholding Taxes.

Whenever Holdco proposes or is required to issue or transfer shares of Common Stock or other property under the Plan, Holdco shall require the grantee to remit to Holdco an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements relating to such issue or transfer prior to the delivery of any certificate or certificates for such shares or such other property.  Alternatively, in the discretion of the Committee, Holdco may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements or the Recipient may deliver shares of Common Stock to Holdco in satisfaction thereof.  For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

5.04.       Right to Terminate Employment.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall:  (i) confer upon any participant the right to continue in the employment of the Company or any of its Subsidiaries, (ii) affect any right which the Company may have to terminate the employment of such participant, or (iii) in the case of a service provider, confer on them the right to continue to provide services to the Company.

5.05.       Non-Uniform Determinations.

The determination by the Committee and the Board of Directors of Holdco under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

5.06.       Rights as a Shareholder.

The Recipient shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

5.07.       Leaves of Absence.

Subject to the terms of the Plan, the Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the Recipient of any Award.  Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment, or the termination of an arrangement to provide services, within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any Recipient who takes such leave of absence.

5.08.       Newly Eligible Participants.

Subject to the terms of the Plan, the Committee shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any employee, director or service provider who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

5.09.       Adjustments.

In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the maximum number of shares in respect of which options or other Awards may be granted to any individual during the term of the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

5.10.       Amendment of the Plan.

(a)           The Board of Directors of Holdco may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify Awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b)           The Board of Directors of Holdco may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, from and after the Registration Date, the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 5.09), (ii) extend the period during which any Award may be granted or exercised, or (iii) extend the term of the Plan, without shareholder approval.  The termination or any modification or amendment of the Plan shall not, without the consent of a participant, adversely affect his or her rights under an Award previously granted to him or her.

ARTICLE VI

Non-Exclusivity of the Plan

The adoption of the Plan by the Board of Directors of Holdco shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board of Directors of Holdco to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.